UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                              March 30, 2010

              TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

           (402) 475-0521
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2010, TierOne Corporation (the “Company”) announced that TierOne Bank (the “Bank”) had executed a Prompt Corrective Action Directive (“PCA Directive”) applicable to the Bank with the Office of Thrift Supervision (“OTS”).  The PCA Directive outlines guidelines for reporting to the OTS the status of the Bank's capital raising efforts and sets forth certain required recapitalization mandates and additional business and operational restrictions.  The PCA Directive became effective on March 31, 2010.

Under the PCA Directive, among other things, the Bank is required to be recapitalized prior to May 31, 2010, by either merging with or being acquired by another financial institution or by the sale of all or substantially all of the Bank’s assets and liabilities to another financial institution.  The PCA Directive further requires the Bank to submit a binding merger or acquisition agreement to the OTS by April 30, 2010, unless extended in writing by the OTS.  The Company and the Bank cannot provide assurance that the deadlines and other terms of the PCA Directive can be satisfied.  The Bank’s consent to the PCA Directive follows the OTS’ denial of the Bank’s capital restoration plan.

The description of the PCA Directive is qualified in its entirety by reference to its full text. A copy of the PCA Directive is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  A copy of the press release announcing the execution of the PCA Directive is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective as of March 30, 2010, (1) Michael J. Falbo resigned as Chairman and Chief Executive Officer and as a director of the Company and the Bank, and, as a result, his employment agreement with the Company, dated as of January 28, 2010, is no longer in effect; and (2) Gilbert G. Lundstrom resigned as Vice Chairman and as a director of the Company and the Bank, and, as a result, his retirement and transition agreement with the Company, dated as of January 28, 2010, is no longer in effect.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2010, the Company announced that Charles W. Hoskins has been named acting non-executive Chairman of the Board of Directors of the Company and the Bank and that James A. Laphen has been named President and acting Chief Executive Officer of the Company and the Bank effective immediately.  Mr. Hoskins, age 73, has been serving as the Company’s lead director.  Mr. Laphen, age 61, had previously been President and Chief Operating Officer of the Company since April 2002 and the Bank since October 2001.  Mr. Laphen joined the Bank in September 2000 as Senior Executive Vice President and Chief Operating Officer. Prior thereto he served as President and Chief Operating Officer of Commercial Federal Bank, Omaha, Nebraska, from 1994 to July 2000.

The appointments of Messrs. Hoskins and Laphen follow the resignation of Michael J. Falbo as Chairman and Chief Executive Officer and as a director of the Company and the Bank.  Samuel P. Baird, Gilbert G. Lundstrom, James E. McClurg and James W. Strand also resigned from the Board of Directors of the Company and the Bank.  These resignations, all of which were effective on March 30, 2010, followed ongoing discussions with the OTS regarding the terms of the PCA Directive applicable to the Bank, particularly with respect to the deadlines for compliance set forth in the PCA Directive.  The directors who resigned did not indicate any disagreement on any matter relating to either the Company’s or the Bank’s operations, policies or practices.

A copy of the press release announcing the foregoing appointments and resignations is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2010, the Board of Directors of the Company amended Section 3.01 of Article III of the Company’s Bylaws to decrease the size of the Board from nine directors to four directors, and Section 4.06 of Article IV of the Company’s Bylaws to provide that the Chairman of the Board is not an officer position.  The text of the amendment to the Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Current Report on Form 8-K by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

3.1	Text of Amendment to Bylaws.

10.1	Prompt Corrective Action Directive.

99.1	Press Release of TierOne Corporation, dated March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date: April 2, 2010	By:	/s/ James A. Laphen
James A. Laphen
President

Signature Page

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

3.1	Text of Amendment to Bylaws.

10.1	Prompt Corrective Action Directive.

99.1	Press Release of TierOne Corporation, dated March 30, 2010.